UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2015, Unilife Medical Solutions, Inc. (the “Borrower”), a subsidiary of Unilife Corporation (the “Company”), entered into the third amendment (the “Third Amendment to the Credit Agreement”) to that certain credit agreement dated March 12, 2014 (the “Original Credit Agreement,” and, as amended by that certain First Amendment to the Credit Agreement, dated September 30, 2014, that certain Second Amendment to the Credit Agreement, dated June 30, 2015, and the Third Amendment to the Credit Agreement, the “Amended Credit Agreement”) with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors, and the second amendment (the “Second Amendment to the Royalty Agreement”) to that certain royalty agreement dated March 12, 2014 (the “Original Royalty Agreement,” and, as amended by that certain First Amendment to the Royalty Agreement, dated September 30, 2014, and the Second Amendment to the Royalty Agreement, the “Amended Royalty Agreement”) with Royalty Opportunities S.À R.L. (“ROS”), an affiliate of OrbiMed Advisors. In connection with the Third Amendment to the Credit Agreement and the Second Amendment to the Royalty Agreement (together, the “Recent Amendments”), the Borrower also issued an amended and restated promissory note to the Lender (the “Amended and Restated Promissory Note”).

The following are summaries of the Recent Amendments and the Amended and Restated Promissory Note.

Third Amendment to Credit Agreement

Pursuant to and subject to the terms of the Third Amendment to the Credit Agreement, the Lender agreed to provide Borrower under the Amended Credit Agreement, up to an aggregate additional principal amount of $10,000,000, less fees and expenses incurred in connection with the Recent Amendments, expected to be funded in tranches. Under the terms of the Amended Credit Agreement, the Borrower will be required to make funding requests and the Lender will not be obligated to fund such request unless the Borrower satisfies certain customary conditions precedent and the Lender agrees, in its discretion, to fund such request. The Borrower received the full amount of its initial requested tranche of approximately $3.6 million on October 15, 2015, less certain fees and expenses incurred in connection with the Recent Amendments. The Third Amendment to the Credit Agreement also modifies the Borrower’s liquidity covenant whereby, under the Amended Credit Agreement, the Borrower is now required to maintain a cash balance of $3.0 million rather than $5.0 million. The Third Amendment to the Credit Agreement does not modify the interest rate on the principal amount of the loan.

Pursuant to the Third Amendment to the Credit Agreement, the Borrower has agreed to permit two representatives of Lender to attend and observe (but not vote) all meetings of the board of directors of the Company and the committees thereof (and at any such meetings of the Company’s subsidiaries).

Second Amendment to Royalty Agreement

Pursuant to and subject to the terms of the Second Amendment to the Royalty Agreement, Borrower has agreed to pay ROS 4.52% on the first $50,000,000 of net sales in each fiscal year, plus 1.75% of net sales in excess of $50,000,000 and up to and including $100,000,000 in each fiscal year, plus 0.438% of net sales in excess of

$100,000,000 in each fiscal year, up from 3.875%, 1.50% and 0.375%, respectively. Borrower continues to have the right to buyout the Amended Royalty Agreement at any time; however, under the Amended Royalty Agreement, the buyout amounts have increased. To buyout the Amended Royalty Agreement on or before March 12, 2016, the Borrower would pay approximately $21.9 million under the Second Amendment to the Royalty Agreement rather than approximately $13.1 million under the First Amendment to the Royalty Agreement. Thereafter, the buyout amount increases on March 13 of each year up to a maximum of approximately $37.2 million under the Second Amendment to the Royalty Agreement, as compared to approximately $26.3 million under the First Amendment to the Credit Agreement. The buyout amount varies based on when the buy-out option is exercised and the amounts included here assume that the full $10.0 million under the Amended Credit Agreement contemplated by the Third Amendment to the Credit Agreement is funded and would, in each case, be reduced by amounts previously paid by Borrower to ROS pursuant to the Amended Royalty Agreement. In the event of default under the Amended Credit Agreement, Orbimed will have a put option that will make the royalty amounts due immediately.

Amended and Restated Promissory Note

The Amended and Restated Promissory Note reflects the Borrower’s commitment to repay to the Lender all amounts owed under the Amended Credit Agreement including the additional amounts contemplated by the Third Amendment to the Credit Agreement.

The foregoing descriptions of the Recent Amendments and the Amended and Restated Promissory Note are only summaries of certain terms and agreements discussed herein. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Amendment to the Credit Agreement, the Second Amendment to the Royalty Agreement and the Amended and Restated Promissory Note, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively. In addition, a description of the Original Credit Agreement and the Original Royalty Agreement can be found in the Company’s Current Report on Form 8-K filed on March 14, 2014 and the full text of the Original Credit Agreement, the Original Royalty Agreement, and the Original Promissory Note were filed as Exhibits 10.1, 10.2 and 10.6, respectively, to the Company’s Form 10-Q filed on May 12, 2014, as amended by the Company’s Form 10-Q/A filed on September 29, 2014. A description of the First Amendment to the Credit Agreement and the First Amendment to the Royalty Agreement can be found in the Company’s Current Report on Form 8-K filed on October 3, 2014 and the full texts of the First Amendment to the Credit Agreement and the Second Amendment to the Royalty Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Form 10-Q filed on November 12, 2014. A description of the Second Amendment to the Credit Agreement can be found in the Company’s Current Report on Form 8-K filed on July 1, 2015 and the full text of the Second Amendment to the Credit Agreement was filed as Exhibit 10.43 to the Company’s Form 10-K filed on September 14, 2015.

Waiver Received from the Lender

The Company obtained a continued waiver from the Lender (the “Waiver”) through October 13, 2015, of the covenant in the Credit Agreement to maintain a $5.0 million cash balance.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference in response to this Item 2.03.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously disclosed, on September 14, 2015, under a cost reduction and business alignment plan, the Company reduced its workforce by approximately 50 employees, or approximately 17% of its workforce at the time. On October 14, 2015, the Company implemented a second initiative to further reduce costs and employee headcount.

The second cost reduction initiative includes the following:

•	A workforce reduction of approximately 20 employees, or approximately 8% of the Company’s workforce;

•	Significant salary reductions for several executives, effective commencing with the October 16th payroll through December 31, 2015, including those described under Item 5.02 of this Form 8-K, which item is incorporated by reference in response to this Item 2.05.

The Company expects to record a charge of approximately $0.1 million from severance costs related to the second cost reduction initiative. In addition, the Company expects such initiative to reduce its selling, general and administrative expenses and its research and development expenses by approximately $0.5 million and approximately $0.2 million, respectively, during the quarter ending December 31, 2015, after incurrence of the expenses described in the preceding sentence. The Company does not believe that these cost reduction initiatives will negatively impact its ability to serve its customers. Please see “Forward-Looking Statements,” below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2015, the Company’s Chief Executive Officer, Alan D. Shortall, entered into an amendment to his employment agreement with the Company (the “Shortall Amendment”). Pursuant to the Shortall Amendment, Mr. Shortall agreed to a 100% reduction of his base salary and the elimination of Mr. Shortall’s car allowance through December 31, 2015.

On October 13, 2015, the Company’s Chief Financial Officer, David Hastings, the Company’s President and Chief Operating Officer, Ramin Mojdeh, the Company’s General Counsel and Secretary, John Ryan, and the Company’s Chief Accounting Officer and Treasurer, Dennis Pyers, each entered into amendments to their respective employment agreements with the Company (the “Executive Amendments”). Pursuant to their respective Executive Amendments, Mr. Hastings, Dr. Modjeh, Mr. Ryan and Mr. Pyers agreed to a 50% reduction of their respective base salaries through December 31, 2015. Additionally, under their respective Executive Amendments, Mr. Hastings, Dr. Mojdeh and Mr. Ryan agreed to the elimination of Company-provided automobiles or automobile allowances through December 31, 2015, and Dr. Mojdeh agreed to the elimination of temporary relocation housing payments by the Company through December 31, 2015.

Item 8.01. Other Events.

Update on the Company’s Liquidity

As of October 13, 2015, the Company’s cash balance was approximately $5.9 million, including restricted cash of $2.1 million. Additional funding under the Amended Credit Agreement alone will not provide the Company with sufficient liquidity to fund the Company’s operations through December 31, 2015. Nor can we provide assurance that such additional funding combined with existing cash and cash equivalents, restricted cash, additional proceeds under our Equity Purchase Agreement with Lincoln Park Capital Fund, LLC and our Controlled Equity Offering Sales Agreement with Cantor Fitzgerald & Co., anticipated cash to be generated from existing customer agreements and the impact of expense reductions, including the initiatives described under Item 2.03 of this Form 8-K, along with any additional sources of financing, will provide us with sufficient ongoing liquidity. We do not have any guaranteed sources of financing; there can be no assurance that cash from the Amended Credit Agreement, customer agreements or proceeds from the Equity Purchase Agreement or the Controlled Equity Offering Sales Agreement will be available when needed, as such sources of liquidity are not entirely within our control. If we are unable to obtain additional financing or engage in a strategic transaction on acceptable terms and when needed, we may default under one or more of our debt obligations. A breach of any of the covenants related to our debt instruments could result in a higher rate of interest to be paid or the lenders could elect to declare all amounts outstanding under the applicable agreements to be immediately due and payable. If the lenders were to make such a demand for repayment, we would be unable to pay the obligations as we do not have existing facilities or sufficient cash on hand to satisfy these obligations. These factors, and the factors described above, continue to raise substantial doubt about our ability to continue as a going concern.

In addition, pursuant to the Amended Credit Agreement we have a covenant that requires us to generate $54.1 million in customer cash receipts from January 1, 2015 to December 31, 2015. From January 1, 2015 to September 30, 2015, we generated $16.7 million in customer cash receipts. In order to satisfy this covenant, we will be required to generate $37.4 million in customer cash receipts in the fourth quarter of calendar year 2015. We currently believe that it is uncertain that we will be able to satisfy this covenant as of December 31, 2015. If we determine that it is unlikely that will we satisfy this covenant, we intend to seek a waiver from the Lender. As described in more detail below, we are exploring strategic alternatives and hope to complete a strategic transaction by December 31, 2015

Update on Exploration of Strategic Alternatives

On September 2, 2015, Unilife announced that in response to third-party initiated expressions of interest, the Company’s Board of Directors had engaged Morgan Stanley & Co. LLC to conduct a review of strategic alternatives to maximize shareholder value. This process is continuing and we have received interest from several parties. There can be no assurance that this exploration process will result in any initiatives, agreements or transactions that will enhance shareholder value. Please see “Forward-Looking Statements,” below.

Press Release

On October 16, 2015, we issued a press release regarding the entrance into the Recent Amendments and the cost reduction initiative. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated October 13, 2015 by and among Unilife Medical Solutions, Inc. and ROS Acquisition Offshore LP.

10.2	Second Amendment to Royalty Agreement, dated October 13, 2015 by and among Unilife Medical Solutions, Inc. and Royal Opportunities S.À R.L.

10.3	Amended and Restated Promissory Note, dated as of October 13, 2015, for up to $70,000,000 by Unilife Medical Solutions, Inc. in favor of ROS Acquisition Offshore LP.

99.1	Press Release, dated October 16, 2015.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating results, performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including, but not limited to, expectations regarding reductions to the Company’s selling, general and administrative expenses and its research and development expenses, estimates of employee headcount reductions, expenditures that may be incurred by the Company in connection with the reduction in force, expectations regarding cash receipts from customers or potential strategic transactions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K ,those described from time to time in other reports which we file with the Securities and Exchange Commission, and the following additional risks: that the Lender may, as permitted under the Amended Credit Agreement, exercise its discretion not to make additional loans to the Company; that we may not be successful in raising additional capital, that we may not receive sufficient cash from customer agreements, that we may not be able to enter into or complete any strategic transaction; that we may not be able to implement the reduction in force in various jurisdictions as planned; possible changes in the size and components of the expected costs and charges associated with the reduction in force; risks associated with the Company’s ability to achieve the benefits of the reduction in force; and completion of quarter-end financial reporting processes and review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: October 16, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer